Exhibit 10.1

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

FIRST AMENDMENT TO

AGREEMENT

                This First Amendment (the “Amendment”) entered into and effective March 23, 2009 amends that certain Agreement dated as of November 30, 2005 (as amended, modified and supplemented from time to time, the “Agreement”) by and between Genpact Global Holdings (Bermuda) Limited (as successor in business to Genpact Global Holdings SICAR S.a.r.l.), a Bermuda company with an office at 1251 Avenue of the Americas, New York, NY 10020 (the “Company”), Macro*World Research Corporation, a North Carolina corporation (“WB”) and Wells Fargo & Company, a Delaware corporation (as successor in interest by merger to Wachovia Corporation) (“Guarantor”).  Capitalized terms used herein and not otherwise defined have the meaning given in the Agreement.

                WHEREAS, the parties to the Agreement have agreed to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and of other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AMENDMENTS TO THE AGREEMENT

1.               The definition of “2010 FTE Measurement Date” shall be deleted in its entirety and wherever the term “2010 FTE Measurement Date” is used in the Agreement, it shall be replaced by the term “2011 Revenue Measurement Date” which shall be defined to mean “December 31, 2011.”

2.               The definition of “2011 Cash Payment” shall be deleted in its entirety and wherever the term “2011 Cash Payment” is used in the Agreement, it shall be replaced by the term “2012 Cash Payment” which shall be defined as “2011 Cash Payment” was defined, subject to making conforming changes to reflect the amendments of this Amendment, and a new subsection (iii) shall be added to the definition as follows:

“(iii)        Notwithstanding anything herein to the contrary, at the 2011 Revenue Measurement Date, (A) if Annualized Revenue is greater than or equal to [**], then the 2012 Cash Payment shall not exceed [**] and (B) if Annualized Revenue is less than [**], then the 2012 Cash Payment shall not exceed [**].”

3.               The definition of “Early Termination Cash Payment” shall be amended by adding a new subsection (iii) as follows:

“(iii)        Notwithstanding anything herein to the contrary, at the MSA Termination Date, (A) if Annualized Revenue is greater than or equal to [**], then the Early Termination Cash Payment shall not exceed [**] and (B) if Annualized Revenue is less than [**], then the Early Termination Cash Payment shall not exceed [**].”

4.               The definition of “Applicable FTE Level” shall be deleted in its entirety and wherever the term “Applicable FTE Level” is used in the Agreement, it shall be replaced by the term “Applicable Revenue Level” which shall be defined to mean:

“(i) when calculating the 2012 Cash Payment, the Annualized Revenue as of the 2011 Revenue Measurement Date, and (ii) when calculating the Early Termination Cash Payment, the Annualized Revenue on the MSA Termination Date.”

5.               The definition of “Applicable Share Amount” shall be deleted in its entirety and replaced as follows:

(i)                                     ““Applicable Share Amount” means [**]”

6.               The following new definitions shall be added to the Agreement:

“Annualized Revenue” means (i) with respect to the 2011 Revenue Measurement Date, the actual Revenue paid under the Master Professional Services Agreement for the three month period ending on the 2011 Revenue Measurement Date multiplied by four and (ii) with respect to the MSA Termination Date, the actual Revenue paid under the Master Professional Services Agreement for the three month period ending on the MSA Termination Date multiplied by four.

“Revenue” means Charges paid under the Master Professional Services Agreement for Services (each as defined in the Master Professional Services Agreement).”

7.               Exhibit A attached to the Agreement shall be deleted in its entirety and replaced with Exhibit A hereto.

8.               Section 2.01 (Cash Payment) shall be amended by replacing the reference to “January 31, 2011” with “January 31, 2012”.

9.               Section 3.10 (Notices) of the Agreement shall be amended by replacing the contact information for the Company and WB and Guarantor as follows:

“if to the Company

GENPACT GLOBAL HOLDING (BERMUDA) LIMITED

1251 Avenue of the Americas

Suite 41

New York, NY 10020

Attention: Victor Guaglianone, Esq.

Facsimile:               (646) 823-0469

if to WB or Guarantor:

WACHOVIA

200 South Tryon Street

Suite 300

Charlotte, NC  28202

Attention:              Michael J. Monaghan

Facsimile:               (704) 383-2689

with a copy to (which shall not constitute notice):

MORGAN LEWIS & BOCKIUS LLP

1717 Main Street, Suite 3200

Dallas, TX  75201-7347

Attention:              John A. Funk, Esq.

Facsimile:               (214) 466-4001”

GENERAL

10.         Except as specifically amended hereby, the Agreement, and all terms contained therein, remains in full force and effect.  The Agreement, as amended by this Amendment, constitutes the entire understanding of the Parties with respect to the subject matter hereof.

11.         Each reference herein to a party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Amendment and in whose favor the provisions of this Amendment shall inure.  In case any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.         The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this Amendment and the consummation of the transactions contemplated hereby and thereby.

13.         This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

14.         This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives, all as of the day and year first above written.

GENPACT GLOBAL HOLDING (BERMUDA) LIMITED
(as successor in business to Genpact Global Holdings SICAR S.a.r.l.)

By:	/s/ Victor Guaglianone
Name:	Victor Guaglianone
Title:	Senior Vice President and General Counsel

MACRO*WORLD RESEARCH CORPORATION

By:	/s/ Scott P. Berrier
Name:	Scott P. Berrier
Title:	SVP – Director

WELLS FARGO & COMPANY (successor in interest by merger to WACHOVIA CORPORATION)

By:	/s/ Peter M. Carlson
Name:	Peter M. Carlson
Title:	EVP & Deputy Controller

Exhibit A

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